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                                                          EXHIBIT 23.3


                           CONSENT TO USE NAME



     The undersigned hereby consents to the use of its name and the descriptions of the various relationships and/or that it has entered into with the Company in the Registration Statement on form S-1.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the 31 day of December, 1996.



                                   F. Curtis Barry and Company

                                   By:     /s/ F. Curtis Barry
                                         --------------------------------

                                   Name:   /s/ F. Curtis Barry
                                         --------------------------------

                                   Title:  President
                                         --------------------------------